Exhibit 2

                  HORIZON ENERGY DEVELOPMENT, INC.
                          INCOME STATEMENT
                             (Unaudited)

                                           Three Months Ended
                                              March 31, 1999
                                           ------------------

Operating Revenues                              $40,812,260
                                                -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation     17,483,013
   Operation Expense                              7,890,139
   Maintenance Expense                                5,576
   Property, Franchise and Other Taxes              696,392
   Depreciation, Depletion and Amortization       2,817,713
                                                -----------
Total Operating Expenses                         28,892,833
                                                -----------

Operating Income                                 11,919,427
                                                -----------

Other Income                                        422,584
                                                -----------

Interest Charges                                  2,538,015
                                                -----------

Income Before Income Taxes                        9,803,996
                                                -----------

Income Taxes - Current                            1,177,047
             - Deferred                             794,440
                                                -----------
                                                  1,971,487
                                                -----------

Minority Interest in Foreign Subsidiaries        (1,623,933)
                                                -----------

Net Income                                      $ 6,208,576
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